Exhibit 99.2

Energy Conversion Devices, Inc. Announces Plan to Expand United Solar Ovonic Manufacturing Capacity to 300 Megawatts by 2010

Rochester Hills, Mich., Feb. 16, 2006 — Energy Conversion Devices, Inc. (ECD Ovonics) (NASDAQ:ENER) announced today that the company’s Board of Directors approved a plan to expand the solar module manufacturing capacity of its wholly owned subsidiary United Solar Ovonic to 300 megawatts by 2010.

The first phase of the expansion plan will include the construction of a third manufacturing facility with an annual capacity of 50 megawatts, which is expected to be operational in calendar year 2007. United Solar Ovonic currently manufactures solar modules at a 25-megawatt production facility in Auburn Hills, Mich., and is currently constructing a second 25-megawatt production facility also located in Auburn Hills.

“Expanding our capacity should enable us to continue to strengthen our position in the rapidly growing market for solar power systems. Global demand for solar power systems is expected to grow in excess of 20% annually,” commented Robert C. Stempel, Chairman and CEO of ECD Ovonics. “This plan should also enable us to achieve significant economies in sourcing and production by increasing the size and scale of our solar business.”

“We are responding to the increase in demand we are seeing for our products. Our ability to manufacture our unique thin-film products is not affected by the shortage of polycrystalline silicon that is impacting many of our competitors,” said Stanford R. Ovshinsky, President, Chief Scientist and Technologist of ECD Ovonics. “Our previously announced capacity expansion, which is already in progress, will allow us to double our capacity in calendar year 2006 and the plan approved by the Board should allow us to double our capacity again in calendar year 2007.”

About ECD Ovonics:

ECD Ovonics is the leader in the synthesis of new materials and the development of advanced production technology and innovative products. It has invented, pioneered and developed its proprietary, enabling technologies in the fields of energy and information leading to new products and production processes based on amorphous, disordered and related materials. The Company's portfolio of alternative energy solutions includes Ovonic thin-film amorphous solar cells, modules, panels and systems for generating solar electric power; Ovonic NiMH batteries; Ovonic hydride storage materials capable of storing hydrogen in the solid state for use as a feedstock for fuel cells or internal combustion engines or as an enhancement or replacement for any type of hydrocarbon fuel; and Ovonic fuel cell technology.

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ECD Ovonics' proprietary advanced information technologies include Ovonic phase-change electrical memory, Ovonic phase-change optical memory and the Ovonic Threshold Switch. ECD Ovonics designs and builds manufacturing machinery that incorporates its proprietary production processes, maintains ongoing research and development programs to continually improve its products and develops new applications for its technologies. ECD Ovonics holds the basic patents in its fields.

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This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which ECD Ovonics, as of the date of this release, believes to be reasonable and appropriate. ECD Ovonics cautions, however, that the actual facts and conditions that may exist in the future could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. The risk factors identified in the ECD Ovonics filings with the Securities and Exchange Commission, including its automatic shelf registration statement and related preliminary prospectus supplement, the company’s most recent Annual Report on Form 10-K and the company’s most recent Quarterly Report on Form 10-Q could impact any forward-looking statements contained in this release.

Contacts:

Stephan Zumsteg, Vice President and CFO
Ghazaleh Koefod, Investor Relations
Energy Conversion Devices, Inc.

248.293.0440